Exhibit 10.1

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Fourth Amendment”) is entered into as of the 15th day of March, 2012, by and between FARO TECHNOLOGIES, INC., a Florida corporation (“Borrower”), and SUNTRUST BANK, a Georgia banking corporation (“Bank”), for the purpose of amending the Amended and Restated Loan Agreement dated as of July 11, 2006, between Borrower and Bank, amended by the First Amendment to Amended and Restated Loan Agreement dated as of November 21, 2008, the Second Amendment to Amended and Restated Loan Agreement dated as of April 14, 2009, and the Third Amendment to Amended and Restated Loan Agreement dated as of June 18, 2009 (such Amended and Restated Loan Agreement as so amended being referred to herein as the “Original Agreement”). Unless otherwise defined in this Fourth Amendment, all defined terms used in this Fourth Amendment shall have the meanings ascribed to such terms in the Original Agreement.

W I T N E S S E T H:

WHEREAS, Borrower and Bank desire to agree to certain modifications to the terms of the Original Agreement as set forth in this Fourth Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) Added Definition. The following new defined term is hereby added to Section 1.01 of the Original Agreement in appropriate alphabetical order:

“Fourth Amendment Date” shall mean March 15, 2012.

(b) Changed Definitions. The definitions of the following terms heretofore defined in the Original Agreement are hereby amended to read in their entirety as follows:

“Agreement” shall mean the Amended and Restated Loan Agreement dated as of July 11, 2006, between Borrower and Bank, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of November 21, 2008, the Second Amendment to Amended and Restated Loan Agreement dated as of April 14, 2009, the Third Amendment to Amended and Restated Loan Agreement dated as of June 18, 2009, and the Fourth Amendment to Amended and Restated Loan Agreement dated as of March 15, 2012.

“Applicable Margin” shall mean, at any date of calculation on or after the Fourth Amendment Date, the percentage corresponding to the applicable

Senior Funded Debt to Consolidated EBITDA Ratio as reported for the most recently concluded fiscal quarter of Borrower with respect to which Borrower has been required to report pursuant to Section 5.12(a) or 5.12(b) of this Agreement and as set forth in the calculations attached to the certificate delivered pursuant to Section 5.12(k) of this Agreement for such fiscal quarter:

Senior Funded Debt to Consolidated EBITDA Ratio	Applicable Margin

> 1.50:1.00	2.00%
≤ 1.50:1.00 and > 0.75:1.00	1.75%
≤ 0.75:1.00	1.50%

The Applicable Margin determined with respect to each fiscal quarter of Borrower shall apply from the date after the end of such fiscal quarter when the same is determined until the date after the end of the next succeeding fiscal quarter of Borrower when the Applicable Margin is determined with respect to such next succeeding fiscal quarter of Borrower.

“Maturity Date” shall mean the earlier to occur of (a) demand for full payment of the Obligations by Bank following the occurrence and continuation of an Event of Default under this Agreement or any other Loan Document (in the case of any Event of Default, subject to any applicable cure periods provided herein or therein), or (b) March 31, 2015.

2. Amendment to Section 2.04 of the Original Agreement. Section 2.04 of the Original Agreement is hereby amended by amending (i) the introductory language to Section 2.04 and (ii) Sections 2.04(a) and (b) to read in their entirety as follows:

Section 2.04 Fees. On or before the Fourth Amendment Date and from and after the Fourth Amendment Date, Borrower shall pay to Bank the following fees and charges, which fees shall be non-refundable and fully earned when paid (irrespective of whether this Agreement is terminated thereafter):

(a) Commitment Fee. On or before the Fourth Amendment Date, Borrower shall pay Bank in respect of the Revolving Loan Commitment a commitment fee in the amount of 0.20% of the Revolving Loan Commitment (i.e. $60,000).

(b) Unused Line Fee. From and after the Fourth Amendment Date, on the last day of each month in arrears during the term of this Agreement, Borrower shall pay Bank an unused line fee in an amount equal to 0.15% per annum times the result of (i) the Revolving Loan Commitment less (ii) the average Daily Balance of the Loans that were outstanding under the Revolving Loan Commitment during the immediately preceding month (i.e. an annual unused line fee of $45,000 if no Loans are outstanding during the year following the Fourth Amendment Date).

3. Amendment to Section 8.03 of the Original Agreement. Section 8.03 of the Original Agreement is hereby amended by amending the notice information for Borrower to read as follows:

If to Borrower:	FARO TECHNOLOGIES, INC.
250 Technology Park
Lake Mary, Florida 32746
Attention: Jay Freeland
Telecopier: (407) 333-4181

with a copy to:	ALSTON & BIRD LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: David C. Lowance, Jr., Esq.
Telecopier: (404) 253-8288

4. Representations and Reaffirmations of Borrower.

(a) Representations and Warranties.

(i) Borrower represents and warrants that this Fourth Amendment has been duly authorized by all necessary action on the part of Borrower, has been duly executed and delivered by Borrower and constitutes a valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms.

(ii) Borrower represents and warrants that at the time of and immediately after giving effect to this Fourth Amendment, all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Fourth Amendment, in each case before and after giving effect thereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all material respects as of such date).

(iii) Borrower represents and warrants that on and as of the date hereof, both before and after giving effect to this Fourth Amendment, no Default or Event of Default exists, and that all conditions precedent set forth in Section 5 of this Fourth Amendment have been satisfied.

(b) Reaffirmation of Loan Documents. Except as expressly amended by this Fourth Amendment, all provisions of the Loan Documents are reaffirmed and shall remain in full force and effect.

5. Conditions Precedent. This Fourth Amendment shall be effective as of the date first set forth above upon the satisfaction of the following conditions precedent in a manner acceptable to Bank:

(a) Borrower shall have duly executed and delivered to Bank this Fourth Amendment;

(b) The Domestic Subsidiaries shall have duly executed and delivered to Bank the Consent of Domestic Subsidiaries to Fourth Amendment to Amended and Restated Loan Agreement and Reaffirmation of Loan Documents attached hereto;

(c) Borrower shall have paid to Bank all fees, expenses, and other amounts owing to Bank required to be paid by Borrower; and

(d) Borrower shall have caused there to be delivered to Bank an opinion of counsel to Borrower and the Domestic Subsidiaries reasonably satisfactory to Bank to the effect that:

(i) this Fourth Amendment has been duly authorized by all necessary action on the part of Borrower, has been duly executed by Borrower, and constitutes a valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(ii) the Consent of Domestic Subsidiaries to Fourth Amendment to Amended and Restated Loan Agreement and Reaffirmation of Loan Documents attached hereto has been duly authorized by all necessary action on the part of each of the Domestic Subsidiaries, has been duly executed by each of the Domestic Subsidiaries, and constitutes a valid and binding agreement of each of the Domestic Subsidiaries enforceable against such Domestic Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6. Incorporation of Miscellaneous Provisions of the Original Agreement. The miscellaneous provisions set forth in Sections 8.02 through 8.08 and 8.10 thorough 8.21 of the Original Agreement (including, without limitation, the WAIVER OF JURY TRIAL set forth in Section 8.20 of the Original Agreement) are incorporated by reference into this Fourth Amendment, except that, for purposes of this Fourth Amendment, all references to “this Agreement” in said Sections shall be deemed to refer to “this Fourth Amendment.”

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WITNESSES:		“BORROWER”

FARO TECHNOLOGIES, INC., a Florida corporation

/s/ Tony Gonzalez		By:	/s/ Jay W. Freeland
Print Name:	Tony Gonzalez		Jay W. Freeland
President and Chief Executive Officer

/s/ Keith S. Bair			(CORPORATE SEAL)
Print Name:	Keith S. Bair
Two witnesses as to Borrower

“BANK”

SUNTRUST BANK

/s/ Nancy L. Setteducati		By:	/s/ Andrew Lee
Print Name:	Nancy L. Setteducati		Andrew Lee
First Vice President

/s/ Keith S. Bair
Print Name:	Keith S. Bair
Two witnesses as to Bank

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